Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 18, 2021 relating to the financial statements of Hims & Hers Health, Inc. (f/k/a Oaktree Acquisition Corp.), which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 18, 2021